Exhibit 99.01

Keynote Reports Preliminary Second Quarter of Fiscal 2013 Results

  Conference Call Today at 2:00 PM PT/5:00 PM ET
  Final Results Conference Call on April 30th

SAN MATEO, Calif.--(BUSINESS WIRE)--April 15, 2013--Keynote (NASDAQ: KEYN), the global leader in mobile and web cloud testing & monitoring, announced preliminary results for the second quarter of fiscal 2013 ended March 31, 2013. Keynote currently expects the following financial results as compared to the company’s guidance provided on January 29, 2013:

  Total revenue is expected to be between $28.5 million and $29.5 million, as compared to the company’s prior guidance of $30.0 million to $32.0 million.
  GAAP net income per diluted share is expected to be between $0.01 and $0.03, as compared to the company’s prior guidance of $0.02 to $0.10.
  Non-GAAP net income per diluted share is expected to be between $0.07 and $0.09, as compared to the company’s prior guidance of $0.15 to $0.23.

“Our results in the second quarter of fiscal 2013 were negatively impacted by four contracted SITE Systems projects representing approximately $1.6 million of revenue that were not accepted by the customers in the quarter. It is important to note these were systems that already had been sold in prior quarters, but project acceptance was necessary to achieve revenue recognition,” said Umang Gupta, Chairman and CEO. “We are disappointed with the results, and we are focused on getting these projects accepted in the June quarter.”

“We remain confident in our market position and committed to realizing the long-term opportunities among all businesses. However, the recent project acceptance volatility we experienced in our telecom mobile business, some scope reductions we have experienced with load testing engagements as well as previously discussed bookings volatility in our enterprise mobile business may continue in the fiscal year. As such, we expect third quarter of fiscal 2013 revenue and costs and operating expenses to be consistent with the second fiscal quarter. We are committed to driving growth and profitability in fiscal year 2014 and beyond,” concluded Gupta.

These preliminary results are subject to Keynote’s management and independent auditors completing their customary quarterly closing and review procedures. Management will provide greater detail on the April 30th, Final Results Conference Call.

April 15th Preliminary Results Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm PT/5:00 pm ET today, April 15, 2013. To access the call in the U.S., please dial (800) 471-6718, and for international callers dial (630) 691-2735. Callers may provide the following confirmation number 34686904# to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The webcast can be accessed at www.keynote.com and is available for replay for 90 days. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 34686904#.

April 30th Final Results Conference Call

Management intends to report its second quarter of fiscal 2013 financial results for the period ended March 31, 2013 after the market closes on Tuesday, April 30, 2013. Keynote will host an earnings conference call at 2:00 pm PT/5:00 pm ET.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations.

Forward-looking statements in this release include, but are not limited to, future prospects, and forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to Keynote’s ability to successfully market and sell its services to new or existing customers, especially mobile enterprise customers, the uncertain impact global economic conditions, particularly in Europe, will have on Keynote’s business or the businesses of current or potential customers, the timing of achieving customer acceptance for certain of Keynote’s products, which affects the timing of revenue recognition, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2012, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statements or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income and Non-GAAP net income per share. These measures are not based on any standardized methodology prescribed by United States generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the company’s business and operations. Accordingly, the company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. Management also uses this information as an additional means for measuring the performance of the company. The company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote® (NASDAQ:KEYN) is the global leader in Internet and mobile cloud testing & monitoring. Keynote maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® is an enterprise-class, cloud-based, mobile application lifecycle management (ALM) testing & quality assurance platform. It is used by over 1,000 mobile developers and enterprises to deliver mobile applications, content and services faster while reducing downtime and testing costs.

Keynote SIGOS® offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote's 4,000 customers represent top Internet and mobile companies and include American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE.

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, keynote® The Mobile & Internet Performance Authority™, Keynote FlexUse®, Keynote DeviceAnywhere®, Keynote DeviceAnywhere Test Center®, Keynote DemoAnywhere® and Keynote MonitorAnywhere® All related trademarks, trade names, logos, characters, design and trade dress are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries and may not be used without written permission. All other trademarks are the property of their respective owners.

CONTACT:
Investor Relations
LHA
Kirsten Chapman/Becky Herrick, 415-433-3777
KEYNLHA@lhai.com
or
Media
Keynote
Dan Berkowitz, 650-403-3305
dberkowitz@keynote.com